UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Transamerica ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(IRS Employer Identification No.)

1801 California Street Suite 5200 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
DeltaShares S&P EM 100 & Managed Risk ETF	NYSE Arca, Inc.	82-1257068
DeltaShares S&P 500 Managed Risk ETF	NYSE Arca, Inc.	82-1176969
DeltaShares S&P 400 Managed Risk ETF	NYSE Arca, Inc.	82-1205935
DeltaShares S&P 600 Managed Risk ETF	NYSE Arca, Inc.	82-1216930
DeltaShares S&P International Managed Risk ETF	NYSE Arca, Inc.	82-1241433

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-216648

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-216648; 811-23237), which description is incorporated herein by reference as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001193125-17-235156 on July 25, 2017. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.

Registrant’s Certificate of Trust, dated May 5, 2016, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File No. 333-216648), as filed with the SEC via EDGAR Accession No. 0001193125-17-079888 on March 13, 2017.

B.

Registrant’s Declaration of Trust, dated May 5, 2016, is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File No. 333-216648), as filed with the SEC via EDGAR Accession No. 0001193125-17-079888 on March 13, 2017.

C.

Registrant’s By-laws, dated May 5, 2016, are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File No. 333-216648), as filed with the SEC via EDGAR Accession No. 0001193125-17-235156 on July 25, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Transamerica ETF Trust

Date: March 20, 2019	By:	/s/ Timothy J. Bresnahan
Timothy J. Bresnahan Secretary